Exhibit 10.2

EXECUTION COPY

FIRST AMENDMENT AND WAIVER, dated as of November 16, 2004 (this “Amendment and Waiver”), to the Credit Agreement, dated as of June 28, 2002 (as the same may further be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tommy Hilfiger Corporation, a British Virgin Islands corporation (“Holdings”), Tommy Hilfiger U.S.A., Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (collectively, the “Lenders”; individually, a “Lender”), and JPMorgan Chase Bank, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement;

WHEREAS, the Borrower has requested that the Lenders waive and amend certain terms in the Credit Agreement in the manner provided for herein; and

WHEREAS, the Administrative Agent and the Lenders are willing to agree to the requested waiver and amendment, on the terms and conditions provided for herein;

NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein (and in the recitals hereto) as defined terms are so used as so defined.

2. Amendments of Section 1.1 (Definitions). Section 1.1 of the Credit Agreement is hereby amended as follows:

(a) by adding a new proviso to the end of the definition of “Available Basket” as follows:

“; provided, however, that, notwithstanding anything to the contrary in this Agreement, during the period from the First Amendment and Waiver Effective Date until the Borrower and its Subsidiaries and Holdings and the Holdings Subsidiaries are in compliance with Sections 6.1(b), 6.2(c) and 6.2(d) (other then any requirement that any report, certificate or other item be delivered within 45 days after the end of the fiscal quarter ended September 30, 2004) and Section 6.2(b), the Available Basket may only be used for acquisition investments pursuant to Section 7.7(g), and the aggregate acquisition investments made pursuant to 7.7(f) and (g) during such period may not exceed $50,000,000 unless otherwise agreed by the Required Lenders (provided, that such acquisition investments shall not be made in or with any Unrestricted Subsidiary); provided, that any such acquisition investments shall not be made in or with any Unrestricted Subsidiary and provided, further, that any Investments made prior to the First Amendment and Waiver Effective Date shall not be so limited.”

(b) by adding thereto the following definitions in the appropriate alphabetical order:

“Adjusted Current Assets”: any and all cash, Cash Equivalents, accounts receivable and inventory of Holdings and the Holdings Subsidiaries.

“Adjusted Current Liabilities”: all current liabilities of Holdings and the Holdings Subsidiaries determined on a consolidated basis in accordance with GAAP, all outstanding Indebtedness under the Senior Note Indenture and all outstanding Obligations.

“First Amendment and Waiver”: the First Amendment and Waiver, dated as of November 16, 2004, to this Agreement.

“First Amendment and Waiver Effective Date”: November 15, 2004.

“Liquidity”: Adjusted Current Assets minus Adjusted Current Liabilities.

3. Waiver of Section 8(d). The Lenders hereby waive compliance with Section 8(d) of the Credit Agreement until March 15, 2005 solely to the extent that a Default or Event of Default is caused by the failure of Holdings and the Borrower to comply with the requirements of Section 6.1(b) of the Credit Agreement with respect to the fiscal quarter of Holdings ended September 30,2004.

4. Waiver of Section 8(e). The Lenders hereby waive compliance, until March 15, 2005, by Holdings and any of its Subsidiaries with Section 8(e)(iii) of the Credit Agreement solely with respect to Section 704 of the Senior Note Indenture, provided, that such waiver shall automatically expire if any Indebtedness under the Senior Note Indenture is declared due and payable as a result of any failure to comply with said Section 704.

5. Amendment to Section 6.2. Section 6.2 of the Credit Agreement is hereby amended by:

(a) inserting at the end of paragraph (b) the following new proviso:

“provided, that, during the period from the First Amendment and Waiver Effective Date until March 15, 2005, each of Holdings and the Borrower shall comply with this paragraph (b) to the extent information is available as limited solely by the failure to comply with Section 6.l(b);”

(b) inserting at the end of paragraph (c) the following new proviso:

“provided, that, during the period from the First Amendment and Waiver Effective Date until March 15, 2005, each of Holdings and the Borrower shall comply with this paragraph (c) to the extent information is available as limited solely by the failure to comply with Section 6.1 (b);”

(c) inserting at the end of paragraph (d) the following new proviso:

“provided, that, during the period from the First Amendment and Waiver Effective Date until March 15, 2005, each of Holdings and the Borrower shall comply with this paragraph (d) to the extent information is available as limited solely by the failure to comply with Section 6.1(b);”

6. Amendment of Section 7.1 (Financial Condition Covenants). Section 7.1 of the Credit Agreement is hereby amended by inserting the following new paragraph (d) immediately following paragraph (c):

“(d) Permit Liquidity at any time to be less than $1.00, during the period from the First Amendment and Waiver Effective Date until the Borrower and its Subsidiaries and Holdings and the Holdings Subsidiaries are in compliance with Section 6.1(b) of this Agreement (other than any requirement that any report, certificate or other item be delivered within 45 days after the end of the fiscal quarter ended September 30, 2004).

7. Representations and Warranties. On and as of the date hereof after giving effect hereto, Holdings and the Borrower hereby confirm, reaffirm and restate the representations and warranties set forth in Section 4 of the Credit Agreement, except to the extent that such representations and warranties expressly relate to a specific earlier date in which case Holdings and the Borrower hereby confirm, reaffirm and restate such representations and warranties as of such earlier date.

8. Conditions to Effectiveness. This Amendment and Waiver shall become effective as of the First Amendment and Waiver Effective Date upon receipt by the Administrative Agent of (i) counterparts to this Amendment and Waiver duly executed by Holdings, the Borrower and the Required Lenders and (ii) an amendment fee for the account of each Lender which has executed and delivered to the Administrative Agent this Amendment and Waiver prior to 5:00 p.m. on November 16, 2004, in the amount of 0.025% of each such Lender’s Revolving Commitment.

9. Continuing Effect: No Other Waivers. Except as expressly provided herein, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect. The waiver provided for herein is limited to the specific sections of the Credit Agreement specified herein and shall not constitute a consent, waiver or amendment of, or an indication of the Administrative Agent’s or the Lenders’ willingness to consent to any action requiring consent under or to waive or amend, any other provisions of the Credit Agreement or the same sections for any other date or time period (whether or not such other provisions or compliance with such sections for another date or time period are affected by the circumstances addressed in this Amendment and Waiver).

10. Expenses. Holdings and the Borrower agree to pay and reimburse the Administrative Agent for all its reasonable costs and out-of-pocket expenses incurred in connection with the preparation and delivery of this Amendment and Waiver, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

11. Counterparts. This Amendment and Waiver may be executed in any number of counterparts by the parties hereto (including by facsimile transmission), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

12. GOVERNING LAW. THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be executed and delivered by their respective duly authorized officers as of the date first above written.

TOMMY HILFIGER CORPORATION

By:	/s/ Joseph Scirocco
Name:	Joseph Scirocco
Title:	CFO / Senior Vice President and Treasurer

TOMMY HILFIGER U.S.A., INC.

By:	/s/ Joseph Scirocco
Name:	Joseph Scirocco
Title:	EVP / CFO

JPMORGAN CHASE BANK, as Administrative Agent and as a Lender

By:	/s/ Meredith L. Vanden Handel
Name:	Meredith L. Vanden Handel
Title:	Vice President

FLEET NATIONAL BANK

By:	/s/ Douglas J. Bolt
Name:	Douglas J. Bolt
Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Susan T. Vitalc
Name:	Susan T. Vitalc
Title:	Vice President

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Anne Serewicz
Name:	Anne Serewicz
Title:	Managing Director

CITIBANK, N.A.

By:	/s/ Marc Merlino
Name:	Marc Merlino
Title:	Vice President

SUNTRUST BANK

By:	/s/ Donald Beech, Jr
Name:	Donald Beech, Jr
Title:	Managing Director

By:
Name:
Title:

BANK LEUMI USA

By:	/s/ John Koenigsberg
Name:	John Koenigsberg
Title:	FVP

By:	/s/ Glenn D. Kreutzer
Name:	Glenn D. Kreutzer
Title:	AT

ISRAEL DISCOUNT BANK OF NEW YORK

By:
Name:
Title:

By:
Name:
Title:

MORGAN STANLEY BANK

By:
Name:
Title:

PNC BANK, N.A,

By:	/s/ Michael Nardo
Name:	Michael Nardo
Title:	Managing Director

THE BANK OF NEW YORK

By:	/s/ Roger Grossman
Name:	Roger Grossman
Title:	Vice President

THE BANK OF EAST ASIA, LIMITED

By:	/s/ Stanley H. Kung
Name:	Stanley H. Kung
Title:	SVP & Chief Lending officer

By:	/s/ Danny Leung
Name:	Danny Leung
Title:	SVP & Controller